MARCH 28, 1996

                SUPPLEMENT TO PROSPECTUS DATED DECEMBER 29, 1995


Effective March 28, 1996, the following sentence is hereby substituted for the first sentence of the second paragraph of the section entitled `DETERMINATION OF THE CERTIFICATE INTEREST RATE''located on page 26 of the prospectus:

    On the date of this Prospectus, the CIR was 7.50% on Five-Year and 8.25% on Ten-Year Subordinated Capital Investment Certificates; 7.50% on Five-Year and 8.25% Ten-Year Subordinated Monthly Income Capital Investment